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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 23, 1999


                                 KENNAMETAL INC.
             (Exact name of registrant as specified in its charter)

                          Commission file number 1-5318

           PENNSYLVANIA                                  25-0900168
   (State or other jurisdiction                       (I.R.S. Employer
         of incorporation)                           Identification No.)


                               WORLD HEADQUARTERS
                               1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
              (Address of registrant's principal executive offices)

       Registrant's telephone number, including area code: (724) 539-5000

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ITEM 5.  OTHER EVENTS

On March 18, 1999, Kennametal Inc. issued a news release regarding the announcement that Kennametal President and CEO Robert L. McGeehan will retire from the company effective July 1, 1999. The text of the news release is as follows:

                 KENNAMETAL PRESIDENT AND CEO ROBERT L. MCGEEHAN
                              ANNOUNCES RETIREMENT

                  BOARD OF DIRECTORS DISCLOSES SUCCESSION PLAN

Latrobe, Pa. -- March 18, 1999 - Robert L. McGeehan, president and chief executive officer of Kennametal Inc. (NYSE: KMT), today announced that he will retire from the company effective July 1, 1999. McGeehan had confirmed his long-range objective of retiring by that date with Kennametal's Board of Directors nearly a year ago. The Board formed a special committee of the Board to oversee a smooth transition and to consider both internal and external succession candidates.

     "I am confident that our Board is proceeding with a well-planned transition," said Board Chairman William R. Newlin. "We have been working carefully and diligently on the succession process and expect to complete our work by our next regularly scheduled meeting, April 26, 1999."

     Newlin added, "Bob McGeehan has made significant contributions to Kennametal's growth and success. During his 26-year career with Kennametal and his ten years as president, Bob has led our company through enormous change. We are very grateful for the contributions he has made during his career."

     The special committee has already interviewed succession candidates under strict confidentiality guidelines and is in the last stage of its process.

     Newlin continued, "Our special board committee is doing a thorough job of implementing its transition program and in reviewing succession candidates. Kennametal has been fortunate to have had outstanding leadership during its 60 years in business and we are committed to building on our past success. Bob McGeehan's successor will have the


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experience, talent and vision to lead Kennametal into the 21st century and extend our position as a global industry leader."

     McGeehan joined Kennametal in 1973 as a metalworking service engineer in Los Angeles, Calif. and served in a number of sales and marketing and general management positions during his career. He was elected president in 1989 and CEO in 1991 and is the first person from outside the McKenna family to serve Kennametal as president and CEO. Under his leadership, Kennametal's annual sales have grown from $472 million in 1989 to approximately $2 billion currently and the number of employees has grown from 5,400 to more than 14,000.

     Kennametal is a vertically integrated manufacturer and marketer of a comprehensive offering of consumable tools, tooling systems and related supplies for the metalworking, mining and highway construction industries, and wear-resistant parts for a wide range of industries. With headquarters in Latrobe, Pa., Kennametal has 14,000 employees worldwide and annual sales of approximately $2 billion.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      KENNAMETAL INC.


     Date:    March 23, 1999          By:   /s/ FRANK P. SIMPKINS
                                         ----------------------------------
                                            Frank P. Simpkins
                                            Corporate Controller and
                                            Chief Accounting Officer